Insider Trading Policy Amended and Restated by the Arbutus Board on December 10, 2020

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 2 of 10 During the course of your relationship as a director, officer or employee of Arbutus Biopharma Corporation (the “Company”), you may receive material information that is not yet publicly available about the Company or about publicly-traded companies with which the Company has business dealings. Because of your access to this information, you may be in a position to profit financially by buying or selling or in some other way dealing in the Company’s shares or shares of another publicly-traded company, or to disclose such information to a third party who does so (i.e. “tipping”). The Company has adopted this policy to oversee trades in its securities by the Company’s directors, officers and employees and the guidelines contained herein will help to ensure that all directors, officers and employees are aware of and comply with their legal obligations and the Company's policy with respect to “insider trading” and “tipping”. This policy applies to all directors, officers and employees of the Company and its subsidiaries and should be read in conjunction with the Company’s Corporate Disclosure Policy. Contractors, consultants and temporary employees of the Company may become subject to compliance with this policy through the policies of their own employing agency, or be designated as subject to this policy by the Company. All individuals subject to this policy are responsible for the transactions of their immediate family members, other members of their household and entities they control, all of whom are also subject to this policy. I. GENERAL RULE AGAINST INSIDER TRADING AND TIPPING (a) Insider Trading. It is illegal for persons in a special relationship with a public company who are aware of material non-public (i.e., not generally disclosed) information about a public company to buy or sell securities of that company. (b) Tipping. It is illegal for persons in a special relationship with a public company or who are aware of material non-public information about a public company to provide material non- public information to other persons (“tip”). I. PERSONS IN A “SPECIAL RELATIONSHIP” WITH THE COMPANY ANYONE IN A “SPECIAL RELATIONSHIP” WITH THE COMPANY IS CAUGHT BY THE PROHIBITIONS AGAINST INSIDER TRADING AND TIPPING CONTAINED IN CANADIAN SECURITIES LEGISLATION. THE DEFINITION OF PERSONS WHO ARE IN A SPECIAL RELATIONSHIP WITH A PUBLIC COMPANY INCLUDES (BUT IS NOT LIMITED TO): (a) directors, officers and employees of the Company; (b) insiders of the Company; and (c) anyone (a “tippee”) who learns of material information regarding the Company from someone that the tippee knows or should know is a person (i) in a special relationship with that company or (ii) owes fiduciary duties or a duty of confidentiality to the Company. The definition is very broad and captures a potentially infinite chain of tippees. The definition of an insider of a company includes (but is not limited to):

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 3 of 10 (d) directors and senior officers of: (i) the Company; (ii) the Company’s subsidiaries; or (iii) of any other Company that is an insider of the Company; and (e) any person or Company that owns or controls, directly or indirectly, more than 10% of the voting rights of the outstanding voting securities of a Company. The Company sometimes utilizes the services of contract personnel who are not employees of the Company. As such, non-employee personnel may have access to material non-public information about the Company. The Company expects all such contract personnel to comply with its policies on the trading of its securities to the same extent as employees are required to comply with such policies. The Company will take appropriate action against any such personnel and the organizations for which they are employed if there is a failure to comply with the policies of the Company. II. “MATERIAL INFORMATION” Material information is any information (i) relating to the business and affairs of a company that results in, or would reasonably be expected to result in, a significant change in the market price or value of any of the Company’s securities, or (ii) that would be likely to be considered important by a reasonable investor in making a decision to buy, hold or sell the Company’s securities. Material information may include any guidance offered by the Company. Both positive and negative information can be material, as well as information that forecasts whether an event may or may not occur. Any questions concerning the materiality of particular information should be resolved by the Company’s General Counsel and if not resolved, will be considered to be material in order to err on the side of caution. The following is a non-exhaustive list of examples of information that could potentially be material: (a) the financial performance of the Company (b) developments with respect to the pre-clinical or clinical development of the Company’s product candidates; (c) changes in share ownership that may affect control of the Company; (d) a major reorganization of the Company or an amalgamation or merger of the Company with another Company; (e) a takeover bid, issuer bid or insider bid; (f) a planned split or consolidation of the Company’s common shares; (g) a material modification to rights of the Company’s securityholders;

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 4 of 10 (h) a significant increase or decrease in the Company’s near-term earnings prospects; (i) any development that affects the Company’s resources, technology, products or markets; (j) significant new contracts, products, discoveries, patents or services or significant losses of contracts or business; (k) a change in senior management or other major personnel changes; (l) significant legal exposure due to actual, pending or threatened litigation; (m) significant acquisitions or dispositions of assets, property or joint venture interests; and (n) public or private offerings of the Company’s securities. III. SPECIFIC RESTRICTIONS ON TRADING AND TIPPING BY DIRECTORS, OFFICERS AND EMPLOYEES OF THE COMPANY (a) Prohibited Use of Non-Public Material Information About the Company. Directors, officers and employees of the Company (and any other person subject to this Policy) are prohibited from (i) informing any other person of material non-public information affecting the Company, (ii) engaging in transactions in securities of the Company, except as otherwise specified in this Policy, while they are aware of material non-public information, (iii) recommending or otherwise causing the purchase or sale of any securities of the Company while they are aware of material non-public information and (iv) assisting anyone in the above activities, until the material information has been generally disclosed by press release and a reasonable period of time (at least one full trading day) has passed for the information to be widely disseminated. (b) Prohibited Use of Non-Public Material Information About a Counterparty. The prohibition on insider trading and tipping also applies to anyone who has knowledge of material non- public information about a counterparty with which the Company has business dealings or is negotiating, or plans to negotiate, a business transaction that has not been generally disclosed. Directors, officers and employees of the Company are prohibited from informing any other person of material non-public information affecting the counterparty, and from trading securities of the counterparty, until the material information has been generally disclosed by press release and a reasonable period of time (at least one full trading day) has passed for the information to be widely disseminated. (c) Prohibited Communications. Directors, officers and employees of the Company are prohibited from discussing material non-public information about the Company with anyone outside the Company. This prohibition covers spouses, family members, friends, business associates, or persons with whom we are doing business. Such persons may not participate in “chat rooms” or “blogs” or other electronic discussion forums concerning the activities of the Company or other companies with which the Company does business, even anonymously. Directors, officers and employees of the Company may never recommend to another person that he or she buy or sell the Company’s securities.

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 5 of 10 (d) Derivatives, Options and Warrants. Buying and selling derivatives (whether issued by the Company or a third party), options, warrants, rights and similar securities are trades in securities for purposes of the insider trading and tipping prohibitions. (e) Speculating in Securities. The Company considers it improper and inappropriate for any director, officer or employee of the Company to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that directors, officers and employees may NOT engage in any of the transactions described below. (i) Short Sales. Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited. In addition, Section 16(c) of the United States Securities Exchange Act of 1934, as amended, prohibits executive officers and directors from engaging in short sales. (ii) Publicly Traded Options on Company Stock. A transaction in options is, in effect, a bet on the short-term movement of the Company’s securities and therefore creates the appearance that the director, officer or employee is trading based on inside information. Transactions in options also may focus the director’s, officer’s or employee’s attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions”). (iii) Hedging Transactions. Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the securities. These transactions allow the director, officer or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other securityholders. It therefore is the Company’s policy that any individuals covered by this Policy, immediate family members, other members of their household and entities they control are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities. (iv) Margin Accounts and Pledges. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 6 of 10 sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in Company securities, directors, officers and employees are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. (f) When is Information Public? If a director, officer or employee is aware of material non-public information, you may not trade until the information has been disclosed broadly to the marketplace (such as by press release or an SEC or Canadian securities regulatory filing, as applicable) and the investing public has had time to absorb the information fully. To avoid the appearance of impropriety, information should not be considered fully absorbed by the marketplace until after the close of business on the first full trading day after the information is released. If, for example, the Company were to make an announcement before the commencement of trading on a Monday, a director, officer or employee should not trade in the Company’s securities until Tuesday. If an announcement were made before the commencement of trading on a Friday, Monday would be the first eligible trading day after the announcement. (g) Transactions under Company Plans. (i) Stock Option Exercises. The Company’s insider trading policy does not apply to the exercise of an employee stock option, or to the exercise of a tax withholding right pursuant to which a participant elects to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This policy does apply, however, to any sale of common shares as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. (ii) Other Employee Plans. The Company’s insider trading policy does not apply to purchases of Company securities in any employee stock purchase plan resulting from the periodic contribution of money to the plan pursuant to an election made at the time of enrollment in the plan. This policy does, however, apply to sales of Company shares purchased pursuant to the plan. This policy may also apply generally to transactions involving Company employee plans that may be adopted or modified by the Company in the future. (iii) Other Share Awards. Subject to Section 16 reporting obligations, this Policy does not apply to the vesting of restricted shares, restricted share units or other time- or performance-based equity awards, or the exercise of a tax withholding right pursuant to which the Company may withhold shares to satisfy tax withholding requirements upon the vesting of any restricted shares, restricted share unit or such other equity awards. The Policy does apply, however, to any market sale of the Company’s securities received under such awards. (iv) Stock Splits, Stock Dividends and Similar Transactions. Trading restrictions under this Policy do not apply to a change in the number of securities held as a result of a stock

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 7 of 10 split or stock dividend applying equally to all securities of a class, or similar transactions. (h) Directors, executive officers and beneficial owners of at least 10% of the Company’s common shares who purchase or sell Company securities may not engage in an “opposite way” transaction of any Company securities of the same class during any six-month period (i.e. a purchase transaction followed by a sale transaction or a sale transaction followed by a purchase transaction). Section 16(b) of the United States Securities Exchange Act of 1934, as amended, imposes strict liability on the persons subject to Section 16 of the such Act for any “short-swing” profits realized (or loss avoided) resulting from the purchase and sale, or sale and purchase, of such securities within any six-month period, without regard to the actual use or possession by the insider of material, non-public information. The statute allows the issuer of the securities, or any shareholder derivatively on behalf of the issuer, to bring suit for disgorgement of these short-swing profits. Directors, executive officers and beneficial owners of at least 10% of the Company’s common shares are subject to Section 16 of the Exchange Act. (i) 10B5-1 TRADING PLANS Rule 10b5-1 under the Exchange Act provides an affirmative defense from insider trading liability under Rule 10b-5. In order to be eligible to rely on this defense, a person subject to this Policy must enter into a Rule 10b5-1 trading plan for transactions in the Company’s securities that meet certain conditions specified in the rule (a “10b5-1 Trading Plan”). Assuming compliance with Rule 10b5-1 and this Policy, under certain 10b5-1 Trading Plans, the restrictions under this Policy generally are not applicable. Any individual seeking to implement a 10b5-1 Trading Plan must submit the proposed 10b5-1 Trading Plan in advance to the General Counsel for legal compliance evaluation. Such an evaluation could take several weeks to complete. Proposed 10b5-1 Trading Plans may become operative only after the evaluation has been completed. Although Rule 10b5-1 may help Company insiders avoid liability under Rule 10b-5, it does not eliminate the requirements and prohibitions contained in other relevant securities laws. Also, individuals who transact using 10b5-1 Trading Plans must comply with the Section 16 reporting requirements and short-swing liability rules under the Exchange Act as discussed later in this Policy. IV. BLACKOUT PERIODS The Company’s securities may not be traded, and shares underlying stock options or similar share compensation awards may not be traded by directors, officers, or employees of the Company during the following blackout periods: (a) Scheduled Quarterly Blackout Periods. The Company has established four routine scheduled quarterly blackout periods for “Covered Persons” and “Non-Covered Persons” around the preparation and release of its quarterly and annual financial statements. Covered persons consist of:

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 8 of 10 (i) all directors and officers of the Company and its subsidiaries; (ii) certain employees in the Company’s legal, accounting and investor relations departments with access to financial information as determined from time to time by the Company’s Chief Financial Officer or General Counsel; (iii) additional individuals as deemed necessary from time to time by the Company’s Chief Financial Officer or the General Counsel; and (iv) immediate family members and household members of the individuals in (i), (ii) and (iii) above. Covered Persons may not engage in any transaction in the Company’s securities (other than as specified by this Policy), during a “Scheduled Quarterly Blackout Period for Covered Persons,” which begins on the 1st day of a particular fiscal quarter and ends upon the completion of the first trading day following the public release of the Company’s earnings results for the most recently completed fiscal quarter (or full year with respect to the fourth quarter) (“Earnings Results”). In other words, Covered Persons may only conduct transactions in the Company’s securities during the “Window Period” that begins one full trading day after the Earnings Results have been announced publicly and which ends on the last day of the last month of the current fiscal quarter. For example, if the first quarter results of the Company are announced on the evening of April 1st, trading would be permissible from the morning of April 3 until the close of trading on June 30. As a further example, if an announcement is made before the commencement of trading on a Monday, you may trade in Company Securities starting on the Tuesday of that week, because one full trading day would have elapsed by then (all of Monday). Such restrictions on trading are intended to prevent any implication that knowledge of quarter results could affect trading. “Non-Covered Persons” consist of any employee not designated a Covered Person. Non- Covered Persons are subject to “Scheduled Quarterly Blackout Periods for Non-Covered Persons” which begin 48 hours prior to the public release of the Earnings Results and ends upon the completion of the first trading day following the public release of the Earnings Results. (b) Business Milestones. The board of directors, President and Chief Executive Officer, the Chief Financial Officer or the General Counsel will announce from time to time the dates of any blackout periods generally commencing on or about the date when important news, such as clinical trial results or strategic alliances, becomes known within the Company and ending at the close of business on the first full trading day following the date of the relevant press release. (c) Unscheduled Pending Corporate Developments. Blackout periods may be recommended from time to time for prescribed periods by the board of directors, President and Chief Executive Officer, Chief Financial Officer or the General Counsel because of an unscheduled pending corporate development.

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 9 of 10 V. PRE-CLEARANCE OF TRADES To protect the reputation of the Company and avoid the appearance of impropriety, all directors and officers of the Company must pre-clear all proposed trades in the Company’s securities (including the exercise of stock options or other similar share compensation awards) to determine whether there is any pending material information about the Company that has not been generally disclosed by press release that would preclude the trade. Such clearance must be sought from the General Counsel. The General Counsel may from time to time require employees of the Company who have access to confidential material information to pre-clear proposed trades in the Company’s securities. VI. INSIDER REPORTS Subject to any applicable exceptions, (i) insider reports must be filed by all insiders (which includes directors and officers) of the Company under Canadian securities laws and (ii) reports under Section 16 of the United States Securities Exchange Act of 1934, as amended, must be filed by all directors, executive officers and beneficial owners of at least 10% of the Company’s common shares, to report the ownership of, and trades in, securities of the Company (including the issuance and exercise of stock options or similar share compensation awards). It is the insider’s, and not the Company’s, responsibility to file insider reports when required. The filing of an insider report or Section 16 report does not relieve the insider from any other responsibility under this policy. VII. DISCIPLINARY ACTION Directors, officers and employees of the Company who violate this policy will be subject to disciplinary action by the Company. The type of disciplinary action will be dependent on the nature of the violation and may result in: (a) the immediate suspension or dismissal of those individuals concerned, if applicable; and/or (b) the Company reporting those individuals concerned to securities enforcement authorities, which could lead to civil and/or criminal sanctions, potentially including imprisonment. VIII. SURVIVAL OF POLICY This policy continues to apply to a director’s, officer’s or employee’s transactions in the Company’s securities even after their employment or directorship with the Company has terminated. Specifically, if an applicable person is in possession of non-public material information when their employment or directorship terminates, the person may not trade in the Company’s securities until one full trading day after such information has become public or is no longer material. IX. POTENTIAL CIVIL, CRIMINAL AND COMPANY-IMPOSED SANCTIONS The consequences of prohibited insider trading, tipping or a failure to file an insider report where required on a timely basis can be severe and may include dismissal, fines, and criminal sanctions.

Insider Trading Policy Approved by the Arbutus Board on December 10, 2020 10 of 10 (a) Traders and Tippers. Under United States law, Company personnel (or their tippees) who trade on inside information (or tip inside information to others) are subject to the following penalties, among other things: (i) A civil penalty of up to three times the profit gained or loss avoided; (ii) A criminal fine of up to US$5,000,000 (no matter how small the profit from the trade); and (iii) A jail term of up to 20 years. A person who tips information to a person who then trades is subject to the same penalties as the tippee, even if the person did not trade and did not profit from the tippee’s trading. (b) Control Persons. Under United States law, the Company and its supervisory personnel, if they fail to take appropriate steps to prevent illegal insider trading, can be subject to the following penalties: (i) A civil penalty of up to US$1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the employee’s violation; and (ii) A criminal penalty of up to US$25,000,000. (c) Section 16. As noted above, Section 16 of the Exchange Act allows the Company, or any shareholder derivatively on behalf of the Company, to bring suit for disgorgement of any short-swing profits made in connection with trades made in violation of such Section 16. (d) Company-Imposed Sanctions. Compliance with the policies of the Company is a condition of continued employment or service with the Company of each employee, officer and director. An employee’s failure to comply with the Company’s insider trading policy will subject the employee to Company-imposed sanctions, which may include dismissal for cause, whether or not the employee’s failure to comply results in a violation of law. The Company reserves the right to determine, in its own discretion and on the basis of the information available to it, whether this policy has been violated. The Company may also determine that specific conduct violates this policy whether or not the conduct also violates the law. It is not necessary for the Company to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action. X. ENFORCEMENT The General Counsel shall approve and monitor the trading activity of all insiders, directors, officers and employees of the Company and any questions related to trading or this policy should be directed to the General Counsel. The President and Chief Executive Officer shall approve and monitor the trading activity of the General Counsel.